SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

The Havana Republic, Inc.

(Name of Registrant As Specified In Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Common Stock, no par value Preferred Stock, no par value

	(2)	Aggregate number of securities to which transaction applies:

189,941,113 shares of Common Stock 5,000,000 shares of Preferred Stock
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THE HAVANA REPUBLIC, INC.

1224 Washington Avenue

Miami Beach, Florida 33339

(305) 866-3360

Notice of Written Consent of Shareholders

March 25, 2003

Shareholders of The Havana Republic, Inc.:

This information statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

1.	amend our Articles of Incorporation to change our name to LPE Acquisition Corp. (or other such name as may be available);
2.	effect a 1-for-300 reverse stock split of our issued and outstanding Common Stock and a corresponding decrease in the number of authorized shares of our Common Stock;
3.	amend our Articles of Incorporation to increase our authorized number of shares of Common Stock (post split) from 1,666,666 to 50,000,000;
4.	amend our Articles of Incorporation to eliminate our preferred stock (post split); and
5.	change our domicile from Florida to Nevada.

Attached hereto for your review is an Information Statement relating to the above-described actions.

By Order of the Board of Directors

/s/ LEONARD STERNHEIM
Leonard Sternheim, Director

March 25, 2003

New York, New York

THE HAVANA REPUBLIC, INC.

INFORMATION STATEMENT

This Information Statement, which is being mailed to shareholders on or about March 25, 2003, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by the management of The Havana Republic, Inc., a Florida corporation, for use in connection with certain actions to be taken by the written consent by the holders of the majority of the outstanding voting capital stock of the Company. The actions to be taken pursuant to the written consent shall be effective on or about April 12, 2003, twenty days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER

ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of the holders of the majority of the outstanding voting capital stock of the Company in lieu of a special meeting of the shareholders. The following actions will be effective on or about April 12, 2003:

1.	amend our Articles of Incorporation to change our name to LPE Acquisition Corp. (or other such name as may be available);
2.	effect a 1-for-300 reverse stock split of our issued and outstanding Common Stock and a corresponding decrease in the number of authorized shares of our Common Stock;
3.	amend our Articles of Incorporation to increase our authorized number of shares of Common Stock (post split) from 1,666,666 to 50,000,000; and
4.	amend our Articles of Incorporation to eliminate our preferred stock(post split); and
5.	change our domicile from Florida to Nevada.

THE APPROXIMATE DATE OF MAILING OF

THIS INFORMATION STATEMENT IS March 25, 2003

Shareholders of record at the close of business on March 25, 2003 (the “Record Date”) are entitled to notice of the action to be effective on or about April 12, 2003. As of the Record Date, our authorized capitalization consisted of 500,000,000 shares of common stock no par value per share (the “Common Stock”), of which 189,941,113 were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders. We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on April 12, 2003.

This Information Statement will serve as written notice to shareholders pursuant to Section 607.0704 of the Florida Business Corporation Act.

CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company.

The Havana Republic, Inc., a Florida corporation (the “Company”) was formed on March 10, 1996. The Company was engaged in the business of owning and operating upscale cigar emporiums devoted to the sale of premium cigars and cigar related merchandise. The costs associated with the ongoing operations of the Company made it exceedingly difficult to achieve profitability in the business, which resulted in continuing losses. As a consequence of the Company’s ongoing operating losses and expenses, the Company had a significant working capital deficit, negative stockholder’s equity, and almost no remaining cash. The Company was unable to raise the required capital to continue its business in that form and commenced plans to divest all of its operations and sell substantially all of its assets. On September 25, 2002, the Company entered into an asset purchase agreement whereby an entity formed by Stephen Schatzman, a director shareholder and chief executive officer of the Company, would acquire all of the operating assets of the Company’s cigar business in exchange for the assumption of all of the Company’s liabilities. The transaction closed on November 15, 2002. As a consequence, the Company currently has no assets or material liabilities.

NASD OTC Market

The Company’s Common Stock is listed on the NASD OTC Electronic Bulletin Board under the symbol “HVAR.” As of March 21, 2003, the high and low bid prices for the Common Stock as reported on the Electronic Bulletin Board was $0.001 and $0.001 respectively, which reflects inter dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions. The Company has not declared or paid any cash dividends on the Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the shareholders of the Company will benefit from the acquisition of another business with the ultimate goal of establishing a more liquid public market for its common stock. In order to facilitate such a transaction, the Board has determined that the capitalization structure of the Company should be simplified. No assurances can be given such an acquisition will be achieved. In addition, the Board determined that the Company will not be acquiring a cigar related business and, consequently, the Board believes that its current name, “The Havana Republic, Inc.” no longer reflects the Company’s business.

It is proposed that the Company change its name to “ LPE Acquisition Corp.” Finally, the Board believes that the corporate laws of the State of Nevada are more suitable to attract a business candidate.

Accordingly, it was the Board’s opinion that the restructuring transactions described above would better position the Company to attract a potential business candidate and provide the shareholders of the Company with the greatest potential return. The Board approved the above actions on March 12, 2003 and shareholders holding a voting majority of the holders of the majority of the outstanding voting capital stock of the Company approved the above actions on March 17, 2003.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

AMEND THE ARTICLES OF INCORPORATION TO

CHANGE OF NAME OF THE COMPANY

We previously operated retail cigar stores. On September 25, 2002, the Board, recognizing that our business on a going forward basis would be unprofitable and not enhance the value for our shareholders, took action to divest all of our assets and liabilities. Our operations since that time have consisted of exploring various business opportunities. Management believes that as a result of our inability to achieve sustained profitability in the retail cigar business, our present name might negatively influence any transaction partner. In addition, the management believes that giving the Board the authority and discretion to change our name to LPE Acquisition Corp., a generic name, (or such other name as may be available) might make us a more attractive to a potential acquisition target.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED SHARES OF COMMON STOCK AND AMEND

THE ARTICLES OF INCORPORATION TO DECREASE THE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

The Board approved resolutions to effect a one-for-three hundred reverse stock split. Under this reverse stock split, each three hundred shares of our Common Stock will be converted automatically into one share of our Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will pay a pro rata portion of one dollar in lieu of issuing a fraction share and such fractional shares will be cancelled. The effective date of the reverse stock split will be April 12, 2003.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE CANCELLATION OF FRACTIONAL SHARES.

Purpose and Material Effects of the Reverse Stock Split

The Board of Directors believes that, among other reasons, the low price for our Common Stock and number of shares of our Common Stock outstanding have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates. The Board of Directors had proposed the reverse stock split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. For example, a company has 90,000,000 shares of common stock outstanding. Assume the market price is $.001 per share. Assume that that company declares a 1 for 300 reverse stock split. After the reverse split, that company will have 1/300 as many shares outstanding or 300,000 shares outstanding. Assume the stock will have a market price of $0.30 per share before the reverse stock split. If an individual investor owned 30,000 shares of that company before the reverse stock split, he will own 100 shares at $3.00 per share after the reverse stock split. In either case, his stock will be worth $300. He’s no better off before or after. Except that such company hopes that the higher stock price will make that company look better. Consequently, the Company hopes that more investors will purchase the stock, the stock price will rise as more people buy it, and that company will be a more attractive merger target for a potential business. There is no assurance that that company’s stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, shareholders will receive a cash payment equal to the fair market value of the common stock multiplied by their fractional share interest, and the fractional share will be cancelled.

The principal effect of the reverse stock split will be that (a) the number of shares of Common Stock issued and outstanding will be reduced from 189,941,113 shares as of April 12, 2003 to approximately 633,137 shares (depending on the number of fractional shares that are cancelled and subject to an increase of the number of Common Shares issued upon conversion of the preferred stock), (b) all outstanding options entitling the holders thereof to purchase shares of

Common Stock and preferred stock convertible into Common Stock will enable such holders to purchase or convert, upon exercise of their options or conversion of their preferred stock, as the case may be, up to one-three hundredth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or conversion of their preferred stock, as the case may be, immediately preceding the reverse stock split at an exercise price equal to three hundred times the exercise or conversion price specified before the reverse stock split, resulting in the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, and (c) the number of shares reserved for issuance in our stock option plan will be reduced to one-three hundredth of the number of shares currently included in such plan. The Company has adopted a stock option plan which grants options to employees or other individuals who perform services for the Company. Options are granted with exercise prices equal to the fair market value of the Company’s common stock at the time of grant and are exercisable over different periods, not exceeding ten years. As of the date herein, the Company has 3,500,000 options to purchase shares of Common Stock have been granted and not exercised with a weighted average exercise price of $0.06. The issued and outstanding preferred stock shall be converted to common stock and subject to the reverse stock split.

The reverse stock split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to up to one-three hundredth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse stock split will not change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Shareholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by three hundred). While we expect that the reverse stock split will result in an increase in the market price of our Common Stock, there can be no assurance that the reverse stock split will increase the market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

Procedure for Exchange of Stock Certificates

The reverse stock split will become effective on April 12, 2003, which we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Liberty Transfer Corporation, will act as exchange agent for purposes of implementing the exchange of stock certificates and payment of fractional share interests. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. Although our exchange agent will be responsible for exchanging stock certificates, the Company is responsible for the payment in lieu of fractional interests. No new certificates will be issued to a shareholder until that shareholder has surrendered the shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Fractional Shares

We will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. Instead, the Company will pay to the holder of a fractional share an amount equal to fair market value of the Common Stock multiplied by the fractional share interest and such fractional share will be cancelled. To the extent any holders of pre-reverse stock split shares are entitled to fractional shares as a result of the reverse stock split, the Company will pay such holders the appropriate amount upon surrender to the exchange agent certificates representing pre-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No funds will be payable to a shareholder for fractional shares until that shareholder has surrendered the shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal and exchange fee to the exchange agent.

Summary of Reverse Stock Split

Below is a brief summary of the reverse stock split:

•	The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every three hundred pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

•	Stockholders of record of the Common Stock as of April 12, 2003 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 300 pre-split shares outstanding.

•	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 189,941,113 shall be consolidated to a total of approximately 633,137 issued and outstanding shares (depending on the number of fractional shares that are cancelled).

•	The Company’s authorized number of common stock shall be reduced from 500,000,000 shares of the Common Stock outstanding to 1,666,666 shares of the Common Stock outstanding.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

AMEND THE ARTICLES OF INCORPORATION TO INCREASE NUMBER OF
AUTHORIZED SHARES AFTER THE REVERSE STOCK SPLIT

Common Stock

The Company’s authorized capital stock consists of 505,000,000 shares, of which 500,000,000 shares are designated as Common Stock, no par value, 5,000,000 shares are designated as preferred stock, no par value (the “Preferred Stock”). In February 2003, the Company amended its Articles of Incorporation to increase the total number of authorized Common Stock to 500,000,000 shares of Common Stock, no par value. All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any shareholders’ meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company’s Board out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no preemptive rights or privileges with respect to any shares of Common Stock. The Common Stock does not have cumulative voting rights which means that the holders of more than 50% of the shares of Common Stock voting for election of the directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock aggregating less than 50% would not be able to elect any directors.

Increase Authorized Shares of Common Stock to Fifty Million Authorized Shares

The Board and the holders of the majority of our outstanding capital stock believes that it is advisable and in our best interest to have available additional authorized shares of our Common Stock in an amount adequate to provide for our future needs. In addition, the increase in authorized shares is required to provide for the conversion and elimination of all the Preferred Stock. This will be achieved by increasing the number of authorized shares of our Common Stock from 1,666,666 (post-split) to 50,000,000. We may have future opportunities to engage in a private offering of our securities in order to raise additional capital or to attract business opportunities using shares of Common Stock as consideration. However, while the Board believes that the reverse stock split and elimination of the debt obligations underlying the Preferred Stock will enhance the value of our issued and outstanding Common Stock, the consequence is that our Articles of Incorporation, amended to substantially reduce the number of authorized shares of Common Stock, does not authorize a sufficient number of shares of Common Stock to close any such offering, complete a business transaction using shares of Common Stock as consideration, or convert the Preferred Stock to Common Stock. Currently, there are no definitive agreements respecting investment in the Common Stock or acquisition of another business. However, the Board and the holders of the majority of our outstanding capital stock believes that the increase in the number of authorized shares of Common Stock is in our best interest and that of our shareholders because additional shares of Common Stock will provide us with the ability to raise additional capital through a private offering or use Common Stock as consideration for a business opportunity.

Because of the Board’s discretion in connection with an issuance of additional shares of our Common Stock, the Board may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of us, which may make such attempts more difficult and less attractive. Any additional shares of Common Stock issued would have the same rights and privileges as the currently outstanding shares of Common Stock. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of our Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common shareholders.

The issuance of any additional shares of our Common Stock would also have the effect of diluting the equity interests of existing shareholders and the earnings per share of existing shares of Common Stock. Such dilution may be substantial, depending upon the number of shares issued.

However, the Board believes that any additional investment or business opportunity, while diluting the equity interests of the shareholders, will enhance the current and future value of those shareholders’ interests.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

AMEND THE ARTICLES OF INCORPORATION TO

ELIMINATE THE PREFERRED STOCK OF THE COMPANY

Preferred Stock

The Company’s authorized capital stock consists of 505,000,000 shares, of which 500,000,000 shares are designated as Common Stock, no par value and 5,000,000 shares are designated as Preferred Stock, no par value.

The Company’s Articles of Incorporation authorize the issuance of 5,000,000 shares of Preferred Stock. The Company’s Board has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.

(a) On August 1, 1997, the Board created a series of preferred stock consisting of 2,500 shares and designated it as the Series A Convertible Preferred Stock—no par value. The Series A Convertible Preferred Stock is convertible, at the holders option, into that number of shares of common stock equal to $1,000 divided by the lower of (i) seventy percent (70%) of the average market price of the common stock for the five trading days immediately prior to the conversion date or (ii) $1.46, increased proportionally for any reverse stock splits and decreased proportionally for any forward stock split or stock dividend. The holders of Series A Convertible Preferred Stock have no voting rights, the shares are redeemable by the Company at a price of $1,350 per share upon notice of conversion, and have a liquidation preference of $1,350 per share.

For the years ended June 30, 2000 and 2001 Series A Convertible Preferred Shareholders converted 237 Preferred Shares into 4,551,020 shares of Common Stock and 140 Preferred Shares into 6,821,208 shares of Common Stock. As of June 30, 2001, the remaining 209 shares of Series A Convertible Preferred Stock may be converted, at the holder’s option, into shares of Common Stock. Subsequent to year end, in August 2001, 40 shares of Series A Convertible Preferred Stock were converted into 6,698,642 shares of the Company’s Common Stock. In January, 2003, 3,000,000 additional shares of Series A Preferred Shares were converted into 3,000,000 shares of Common Stock. As of this date, 114 shares of Series A Convertible Preferred Stock are outstanding.

(b) On April 2, 1998, the Board created a series of Preferred Stock consisting of 500,000 shares, as amended in May 2000, and designated it as the Series B Preferred Stock—no par value. The Series B Preferred Stock shall be entitled to 400 votes per share, is not redeemable, and has no conversion rights. The holders of Series B Preferred Stock have a liquidation preference of $.50 per share. As of this date, 200,010 shares of Series B Preferred Stock are outstanding.

(c) In May 2000 the Board created a series of Preferred Stock consisting of 100 shares and designated as the Series C Convertible Preferred Stock—no par value. The holders of the Series C Convertible Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cash dividends at the rate of $400 per share per annum. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the Series C Convertible Preferred Stock shall be entitled to receive an amount equal to $10,000 per share.

Each share of Series C Convertible Preferred Stock shall be convertible, at the option of its holder, at any time, into a number of shares of Common Stock of the Company, subject to the number of shares of Common Stock equal to $10,000, divided by the lower of (i) Seventy Percent (70%) of the average Bid Price of the Common Stock for the five trading days immediately prior to the Conversion Date or (ii) $0.07, increased proportionally for any reverse stock split and decreased proportionally for any forward stock split or stock dividend.

In May 2000, the Company issued 90 shares of Series C Convertible Preferred Stock. At the time of issuance, the Series C Convertible Preferred Stock was convertible at prices below the market value of the underlying Common Stock. The beneficial conversion feature represented by the intrinsic value is calculated as the difference between the conversion price and the market price of the underlying Common Stock multiplied by the number of shares to be issued from the conversion. For the year ended June 30, 2001, Series C Convertible Preferred Shareholders converted a fraction (.34%) of a preferred share into 398,500 shares of Common Stock. Subsequent to year end, in August 2001, an additional fraction (.04%) of a share of Series C Convertible Preferred Stock into 80,000 shares of Common Stock. As of this date, 89.45 shares of Series C Convertible Preferred Shares are outstanding.

(d) In May 2000, the Company exchanged certain outstanding debentures into a newly created Series D Convertible Preferred Stock consisting of 50 shares of Series D Convertible Preferred Stock. The holders of the Series D Convertible Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cash dividends at the rate of $800 per share per annum. Such dividends shall be cumulative and shall accrue, whether or not earned or declared, from and after the date of issue of the shares. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Series D Convertible Preferred Stock shall be entitled to receive an amount equal to $10,000 per share or an aggregate of $500,000.

Each share of Series D Convertible Preferred Stock shall be convertible, at the option of its holder, at any time, into a number of shares of Common Stock of the Company. The initial Conversion Rate shall be a number of shares of Common Stock equal to $10,000, divided by Seventy Percent (70%) of the average Bid Price of the Common Stock for the five trading days immediately prior to the Conversion Date. Accordingly, there is a beneficial conversion feature of this security of $215,000. As of this date, 50 shares of Series D Convertible Preferred Shares are outstanding.

A majority in interest of the shareholders believes that it is advisable and in our best interest to eliminate the Preferred Stock. They believe that, among other reasons, the ability of the holders of the Preferred Stock to convert to Common Stock or have, in some instances, additional voting rights, has made it difficult to attract new investors and potential business candidates. Furthermore, it may be in the best interests of the shareholders to authorize Preferred Stock in the future with rights and preferences that enhance attracting a potential business candidate.

The majority holders of the Series A, C, And D Preferred Stock, specifically Balmore Funds, S.A., Austost Anststalt Schaan, Alpha Capital, A.G., and Keshet, L.P., have agreed, for each separate series, to convert their shares of Preferred Stock following the reverse stock split, to Common Stock following the reverse stock split. The combined stated value of the Series A, C, and D Preferred Stock held by these shareholders is currently $865,000. The majority of the holders of the Series B Preferred Stock have agreed to revise the rights and preferences of the Series B Preferred Stock to eliminate the liquidation preference and provide for conversion. Following conversion of all the Preferred Stock, Balmore Funds, S.A., Austost Anststalt Schaan, Alpha Capital, A.G., and Keshet, L.P. shall control over ninety percent of the issued and outstanding shares of Common Stock of the Company, proportionately identical to the percentage of the Company they would control if they converted their Preferred Stock pre-split. Currently, one Preferred shareholder, Austost Anststalt Schaan, controls 63.3% of the voting capital stock of the Company. Consequently, the voting control of the Company would be expanded to include Balmore Funds, S.A., Austost Anststalt Schaan, Alpha Capital, A.G., and Keshet, L.P. The Board anticipates that converting the Preferred Stock to Common Stock and eliminating this combined stated value obligation to the Preferred shareholders will increase the likelihood of an investor or a potential business candidate’s investing or merging with us.

Following the conversion described above, the Articles of Incorporation shall be revised to eliminate the Preferred Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

REDOMICILE TO THE STATE OF NEVADA

The Board has unanimously approved, and the shareholders have approved, by written consent of a majority of issued and outstanding voting capital stock of the Company, the redomiciling of the Company to the State of Nevada. The reincorporation will be accomplished by merging the Company with its wholly owned subsidiary in Nevada, with the Company as the surviving entity (the “Merger”). After the domestication, shareholders will continue to own an interest in a company that will be engaged in the same business that we were in before the domestication, expressly to attract a business candidate and potential investors. Shareholders’ proportionate ownership and relative voting rights will not change as a result of the domestication.

Reasons for the domestication in Nevada.

The Board and a majority in interest of the shareholders believes that it is advisable and in our best interest to be governed by Nevada law. Nevada law will provide greater efficiency, predictability and flexibility in its legal affairs than is presently available under Florida law. Nevada has adopted broad and flexible corporate laws. The Nevada legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law and changes in business circumstances. In addition, the Nevada Secretary of State is particularly flexible, expert and responsive in its administration of the filings required for corporate transactions. In addition, a change in domicile offers the following advantages:

(a) Unlike Florida, there is no intangible tax in Nevada; and

(b) Unlike Florida, there is no annual franchise tax in Nevada.

Mechanics of the Merger

The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Florida and Articles of Merger with the Secretary of State of the State of Nevada. At the time of the effectiveness of the Merger (the “Effective Date”), the following shall occur:

•	The Corporation will merge with its wholly owned subsidiary, with the Company continuing as the surviving corporation.

•	The name of the surviving corporation will be changed, in accordance with the disclosures made in this Information Statement, to LPE Acquisition Corp.

•	The surviving corporation will be domiciled in the State of Nevada and will be governed by the Nevada Revised Statutes.

•	Each share of Common Stock of the Company outstanding immediately prior to the Merger will remain as one share of Common Stock of the Company.

•	The persons serving as officers and directors of the Company will serve in the same capacity for the surviving corporation. The articles of incorporation and the bylaws governing the Company shall not be changed, except as described in this Information Statement.

Domestication Procedure.

It will not be necessary for shareholders of the Company to exchange their existing stock certificates. If shareholders desire to sell some or all of their shares after the domestication, delivery of the stock certificate or certificates that previously represented the Company shares will be sufficient. Shareholders of the Company will, however, need to exchange their certificates following the reverse stock split of the Common Stock described above.

Comparative Rights of Shareholders.

When the domestication in Nevada is completed, the rights of shareholders will be governed by the Company’s current articles of incorporation and current bylaws, which shall not be changed, except as described in this Information Statement, and the Nevada Revised Statutes (“NRS”). Shareholders should consider the following comparison of the NRS and the Florida Business Corporation Act (“FBCA”). This comparison is not intended to be complete and is qualified in its entirety by reference to the NRS, the FBCA and the Company’s articles of incorporation and bylaws. The Company’s articles of incorporation and its bylaws are available for inspection and copying upon request by any shareholder. The NRS and the Company’s articles of incorporation and bylaws contain provisions that could have an anti-takeover effect. The provisions included in the Company’s bylaws are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage transactions that may involve an actual or threatened change of control of the Company that the Board does not believe is in the best interests of shareholders.

The NRS provides that any merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the Board and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise. Under the NRS, the vote of the shareholders of a corporation surviving a merger is not required if: (a) the articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger; (b) each stockholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger. The FBCA contains similar provisions but allows the Company to opt out of certain control share acquisitions and affiliated transaction restrictions.

Under the NRS and FBCA, unless the articles of incorporation of a corporation otherwise provides, amendments of a company’s articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

Under the NRS and FBCA, a special meeting of shareholders can be called by a company’s board of directors or by any person or persons as may be authorized by the corporation’s articles of incorporation or bylaws. Both the NRS and the FBCA permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the articles of incorporation or bylaws expressly provide otherwise. If proposed corporate action is taken without a meeting by less than the unanimous written consent of shareholders, the FBCA require that prompt notice of the taking of the action be sent to those shareholders who have not consented in writing (the NRS does not requires this).

Under the FBCA, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation’s articles of incorporation. Under the NRS, any director may be removed by the vote of shareholders representing not less than two-thirds of the voting power entitled to vote. The bylaws of the Company are silent with respect to the removal of directors; therefore, state law would control.

The NRS and FBCA both have provisions and limitations regarding directors’ liability. The NRS and FBCA permit a corporation to include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. However, under FBCA this provision may not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (4) for any transaction from which the director derived an improper personal benefit. Under the NRS, the limitation of liability is for other than acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law.

Both the NRS and FBCA generally permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination, by a majority of the disinterested directors, even though less than a quorum; by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or by a majority vote of the shareholders, at a meeting at which a quorum is present. Both NRS and FBCA require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both NRS and FBCA permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals’ commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified.

Under both the NRS and FBCA, any stockholder with a proper purpose may inspect and copy the books, records and stockholder lists of the corporation.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth, as of March 25, the Record Date, the shares of our voting capital stock beneficially owned by each person, including management, known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock. This does not include shares of preferred stock converted into common shares subsequent to the Record Date.

All persons named in the table have the sole voting and dispositive power, unless otherwise indicated, with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of convertible securities are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

NAME OWNED	SHARES OF CAPITAL STOCK(1)		PERCENTAGE(2)
Leonard Sternheim Director	10	(3)	-0-
Alex Gimelstein	42,243,000	(4)	15.6%
Alpha Capital, A.G.	40,000,000	(5)	14.8%
Austost Anstalt Schaan	107,596,356		40. %
All Directors and Executive Officers and 5% shareholders as a Group (4 persons)	189,839,366		70.4%

(1) Includes voting capital stock of 269,941,113 shares, including 189,941,113 shares of Common Stock, and includes the underlying voting capital of the 200,010 shares of the Company’s Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 400 votes per share.

(2) Excludes the underlying voting capital of the Series B Preferred Stock.

(3) Includes 10 shares of the Company’s Series B Preferred Stock.

(4) Includes 100,000 shares of the Company’s Series B Preferred Stock.

(5) Includes 100,000 shares of the Company’s Series B Preferred Stock.

The address of each of the persons named in the table above is c/o The Havana Republic, Inc., 1224 Washington Avenue, Miami Beach, Florida 33139.

Changes in Control

At this time, there is no arrangement which may result in a change in control of The Havana Republic, Inc. except as described in this Information Statement.

DISSENTER’S RIGHTS

THIS INFORMATION STATEMENT CONSTITUTES NOTICE OF DISSENTER’S RIGHTS TO THE HOLDERS OF THE HAVANA REPUBLIC SECURITIES. IN ORDER TO EXERCISE YOUR RIGHTS TO DISSENT AND APPRAISAL, YOU MUST FOLLOW EACH AND EVERY INSTRUCTION HEREIN

Each holder of the Company’s Common Stock who dissents to the amendments to the Articles of Incorporation and who satisfies certain other conditions is entitled to payment of the fair value of his or her shares, as set forth in Sections 607.1301, 607.1302 and 607.1320 of the Florida Act (the “Dissenters’ Rights Statutes”). A copy of the Dissenters’ Rights Statutes, together with certain 1997 amendments to such statutes are set forth in Appendix A hereto and are incorporated by reference herein.

The following is a summary of the Dissenters’ Rights Statutes which sets forth the procedures for dissenting from the amendments to the Articles of Incorporation, demanding payment of fair value and for the determination of fair value. This summary is qualified in its entirety by reference to the full text of the Dissenters’ Rights Statutes. THIS SUMMARY AND THE DISSENTERS’ RIGHTS STATUTES SHOULD BE REVIEWED CAREFULLY BY ANY SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER STATUTORY RIGHTS AS A DISSENTER OR WHO DESIRES TO PRESERVE HIS OR HER RIGHT TO DO SO, SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN THE DISSENTERS’ RIGHTS STATUTES WILL RESULT IN THE LOSS OF DISSENTERS’ RIGHTS.

Holders of the Company’s Common Stock who desire to exercise their rights as dissenters must satisfy all of the following conditions. Not later than 10 days after the approval of the amendments to the Articles of Incorporation, the Company must deliver written notice of such approval to all shareholders, excepting any who consented in writing to the amendments to the Articles of Incorporation. Within 20 days after the date on which the Company delivers such written notice, any shareholder who elects to dissent must file with the Company a notice of such election, stating his or her name and address, the number of shares as to which he dissents, and a demand for payment of the fair value of his or her shares (a “Dissent Election”). Any shareholder filing a Dissent Election must deposit his or her stock certificates with the Company simultaneously with filing the Dissent Election. Any shareholder failing to timely file such Dissent Election will be bound by the terms of the amendments to the Articles of Incorporation. A Dissent Election may be withdrawn at any time before an offer is made by the Company to pay for the dissenting shares, as described below.

Within 10 days after the expiration of the period in which shareholders may file their Dissent Election, the Company is required to make a written offer to each dissenting shareholder who has timely filed a Dissent Election to pay the fair value of the dissenting shares. Such offer must be accompanied by certain financial information regarding the Company. Under the Dissenters’ Rights Statues, “fair value” means the value of the shares as of the close of business on the day prior to the approval of the amendments to the Articles of Incorporation, excluding any appreciation or depreciation in anticipation of the amendments to the Articles of Incorporation unless exclusion would be inequitable. If the Company’s offer is accepted within 30 days after it is made, the Company will pay for such dissenting shares within 90 days after the offer is made or the Effective Date, whichever is later. Upon such payment, the dissenting shareholder will have no interest in such shares.

If the Company fails to make a written offer within the required time period or if such offer is not accepted within 30 days after it is made, the Company must file an action in a court of competent jurisdiction in Broward County, Florida requesting that the fair value of the dissenting shares be determined, upon receipt of a written demand from any dissenting shareholder given within 60 days of the Effective Date, and may file such action at its election during such 60 day period. If the Company fails to file such action, any dissenting shareholder may do so in the name of the Company.

A shareholder may assert dissenters’ rights as to fewer than all of the shares of the Company’s Common Stock registered in his or her name.

THE COMPANY WILL NOT FURNISH ANY NOTICE TO SHAREHOLDERS OF THE DATES BY WHICH SHAREHOLDERS MUST MAKE WRITTEN DEMAND, FURNISH STOCK CERTIFICATES OR TAKE ANY OTHER ACTION NECESSARY TO MAINTAIN THEIR RIGHTS AS DISSENTERS.

Forward-Looking Statements

This Information Statement includes forward-looking statements. Such statements are identified by the use of forward-looking words or phrases including, but not limited to, “intended,” “expects,” “expected,” “plans,” “anticipates,” and “anticipated.” These forward-looking statements are based on our current expectations. All statements other than statements of historical facts included in this Information Statement are forward-looking statements. Although we believe that these expectations are reasonable, there can be no assurance that such expectations will prove to have been correct. Since forward-looking statements involve risks and uncertainties, the actual results could differ materially. These forward-looking statements represent our judgment as of the date of this Information Statement. All subsequent written or oral forward-looking statements attributable to us, or persons acting on behalf of either party, are expressly qualified in their entirety. We disclaim any intent or obligation to update their forward-looking statements.

Additional Information

If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139, (305) 866-3360.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed our annual report for the fiscal year ended June 30, 2002 on Form 10-KSB with the SEC. A copy of the annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to Joseph I. Emas, 1224

Washington Avenue, Miami Beach, Florida 33139. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

Information Incorporated By Reference

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002.

Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

Distribution of Information Statement

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/S/ LEONARD STERNHEIM
Leonard Sternheim

March 25, 2003

New York, NY

INDEX TO APPENDIX

Appendix A—Shareholder Dissenter’s Rights

APPENDIX A

SHAREHOLDER DISSENTER’S RIGHTS

DISSENTERS’ RIGHTS STATUTES

1607.1301 Dissenters’ rights; definitions.-The following definitions apply to §§ 607.1302 and 607.1320;

(1) “Corporation” means the issuer of the shares held by a dissenting shareholder before the corporate action of the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Fair value,” with respect to a dissenter’s shares, means the value of the shares as of the close of business on the day prior to the shareholders’ authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) “Shareholders’ authorization date” means the date on which the shareholders’ vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to § 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

1607.1302 Right of shareholders to dissent.-

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

1. If the shareholder is entitled to vote on the merger, or

2. If the corporation is a subsidiary that is merged with its parent under § 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of § 607.110.4;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to § 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in § 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the share of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1Effective July 1. 1990.

1. Altering or abolishing any preemptive rights attached to any of his shares;

2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares,

4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of his preferred shares; or

7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

(2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger’ 2or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

1607.1320 Procedure for exercise of dissenters’ rights.-

(1) (a) If a proposed corporate action creating dissenters’ rights under § 607.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters’ rights and be accompanied by a copy of ss. 607.1301, 607.1302. and 607.1320. A shareholder who wishes to assert dissenters’ rights shall:

1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

(b) If proposed corporate action creating dissenters’ rights under s. 607.1 302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of

ss. 607.1301, 607.1302. and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders’ authorization date. the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder. excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election. stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder’s election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the riling of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to and corporate proceedings that may have been taken in the interim, if;

(a) Such demand is withdrawn as provided in this section;

(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

2Note.-The word “or” was substituted by the editors for the word “of’ to correct an apparent typographical error.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders’ authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders’ authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or. if the corporation was not in existence throughout such 12-month period, or the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same. payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder. as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may at the discretion of the court include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined. materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger. they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.